Exhibit 99.1

KIRKLAND’S REPORTS PRELIMINARY FOURTH QUARTER RESULTS

Preliminary Fourth Quarter Fiscal 2020 Financial Highlights:

•	Expects earnings per diluted share of $1.30 to $1.40; expects adjusted earnings per diluted share of $1.35 to $1.45.
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Expects comparable sales increase of 1.8%; including e-commerce growth of 35.5%; with strong post-holiday demand resulting in a January comparable sales increase of over 15% with positive store comparable sales and e-commerce growth of 60%.

•	Estimates net sales of approximately $195.0 million compared with $209.4 million in the prior-year period, with 59 fewer stores.
•	Estimates cash balance of $100 million with no outstanding debt at year-end; total liquidity of $140 million.

NASHVILLE, Tenn. (February 19, 2021) — Kirkland’s, Inc. (NASDAQ: KIRK) today announced certain preliminary unaudited results for its fourth fiscal quarter ended January 30, 2021.

“Our expected fourth quarter earnings per share are the highest we have achieved as a public company and are a fitting end to an extraordinary year for Kirkland’s,” said Woody Woodward, Chief Executive Officer.  “These record earnings results reflect the appeal of our merchandise assortments with customers and the earnings leverage in the business from our cost and infrastructure changes. The strength of the omni-channel strategy was evident as e-commerce revenues were able to offset the weaker store traffic in December caused by higher COVID cases, inventory shortages and early sell-through of holiday product. With cash expected to be approximately $100 million and total liquidity of $140 million, we are well positioned to fund our continued growth and deploy capital strategically.”

Preliminary Financial Results

The Company is in the process of finalizing its financial results for the fourth quarter and fiscal year ended January 30, 2021. Accordingly, the preliminary financial results and estimates contained in this release are based on current estimates and remain subject to change. The Company and its external auditors have not completed their normal closing and related audit procedures. There can be no assurance that final results for the quarter will not differ from the preliminary results and estimates, including as a result of year-end closing procedures or audit adjustments. In addition, these preliminary results should not be viewed as a substitute for full financial statements prepared in accordance with GAAP that have been audited by the Company’s external auditors.

Investor Conference Call and Web Simulcast

Kirkland’s will issue its earnings release for the fourth quarter before the market opens on Friday, March 12, 2021, and will host a conference call on the same day at 9:00 a.m. ET. The number to call for the interactive teleconference is (412) 542-4163. A replay of the conference call will be available through Friday, March 19, 2021, by dialing (412) 317-0088 and entering the confirmation number, 10152224.

A live webcast of Kirkland’s quarterly conference call will be available online on the Company’s Investor Relations Page on March 12, 2021, beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor in the United States, currently operating 372 stores in 35 states as well as an e-commerce website, www.kirklands.com. The Company’s stores present a curated selection of distinctive merchandise, including holiday décor, furniture, wall décor, art, textiles, mirrors, fragrances, lamps and other home decorating items. The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods. The Company provides its customers an engaging shopping experience characterized by casual, comfortable merchandise with a southern feel and a modern flair at a discernible value. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience has led the Company to develop a loyal customer base. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release, including all statements related to future initiatives, financial goals and expectations or beliefs regarding any future period, are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company’s progress and anticipated progress towards its long-term objective and the success of its plans in response to the novel coronavirus (“COVID-19”), the spread of COVID-19 and its impact on the Company’s revenues and supply chain, risks associated with COVID-19 and the governments responses to it, the impact of store closures, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 10, 2020 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Non-GAAP Financial Measures

This release contains expected adjusted earnings per diluted share, which is a non-GAAP financial measure. This measure is not in accordance with, and is not intended as an alternative to, GAAP. The Company uses this non-GAAP financial measure internally in analyzing our financial results and believes that it provides useful information to analysts and investors, as a supplement to GAAP earnings per diluted share, in evaluating our operational performance.

The Company defines adjusted earnings per diluted share by adjusting the applicable GAAP measure for non-GAAP adjustments. The Company’s non-GAAP adjustments include closed store lease termination costs, asset impairment charges, stock-based compensation expense, severance charges, executive transition costs, removing the impact of the valuation allowance against deferred tax assets and removing changes related to federal net operating losses that can be carried back to prior periods under the CARES Act. Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.